SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: February 9, 2009

PURE BIOSCIENCE
(Exact name of registrant as specified in its charter)

California	33-0530289
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1725 Gillespie Way, El Cajon, California 92020
(Address of principal executive offices)(Zip Code)

(619) 596 8600
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Item 5.02    Departure of Directors of Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On February 9, 2009, the Board of Directors (the “Board”) of Pure Bioscience (the “Company”) reappointed Mr. Andrew J. Buckland, the Company’s Chief Financial Officer, as the Company’s Principal Financial Officer. This action follows the Board’s prior appointment on December 9, 2008 of the Company’s Controller, Mark Elliott, to serve as the Company’s Acting Principal Financial Officer as a result of Mr. Buckland’s inability to perform such function at that time due to health-related issues.

In satisfaction of the disclosures required pursuant to Sections 401(b) and 401(e) of Regulation S-K, the section of the Company’s Annual Report on Form 10-K for the year ended July 31, 2008, filed with the Securities and Exchange Commission on October 14, 2008, entitled “Executive Officers of the Registrant” is incorporated by reference herein. With respect to the disclosure required pursuant to Section 401(d) of Regulation S-K, there are no family relationships between Mr. Buckland and any director or executive officer of the Company. With respect to Section 404(a) of Regulation S-K, there are no relationships or related transactions between Mr. Buckland and the Company that would be required to be reported.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PURE BIOSCIENCE

Dated: February 9, 2009

/s/ Michael L. Krall
Michael L. Krall, Chief Executive Officer